Exhibit 99.1

FOR IMMEDIATE RELEASE                  FOR MORE INFORMATION CONTACT:
February 3, 2005                       Media: Patricia Cameron 318.388.9674
                                       patricia.cameron@centurytel.com
                                       Investors: Tony Davis 318.388.9525
                                       tony.davis@centurytel.com

CenturyTel Reports Fourth Quarter 2004 Earnings and Record Broadband Growth
---------------------------------------------------------------------------

Monroe, La. . . CenturyTel, Inc. (NYSE Symbol: CTL) announces operating results for fourth quarter 2004 that met or exceeded First Call consensus estimates.

o Operating revenues, excluding nonrecurring items, increased to $606.2 million from $601.1 million, while GAAP operating revenues increased to $606.2 million from $602.6 million.
o Operating cash flow (as defined in the attached financial schedules) was $318.9 million.
o Net income, excluding nonrecurring items, was $85.1 million compared to $89.3 million in fourth quarter 2003. Net income, reported under GAAP, was $84.5 million compared to $82.4 million in fourth quarter 2003.
o Diluted earnings per share, excluding nonrecurring items, was $.62 in fourth quarter 2004 and $.61 in fourth quarter 2003, while GAAP diluted earnings per share was $.62 in fourth quarter 2004 and $.56 in fourth quarter 2003.
o Free cash flow (as defined in the attached financial schedules), excluding nonrecurring items, was $82.7 million in fourth quarter 2004.
o CenturyTel completed its previously announced $400 million share repurchase program.

-------------------------------------------------------------------------------
Fourth Quarter Highlights (1)         Quarter Ended    Quarter Ended   % Change
(Excluding nonrecurring items)          12/31/04         12/31/03
(In thousands, except per share
amounts and customer data)
-------------------------------------------------------------------------------

Operating Revenues                          606,234          601,103        .9 %
Operating Cash Flow                         318,920          319,954       (.3)%
Net Income                                   85,105           89,267      (4.7)%
Diluted Earnings Per Share (2)                  .62              .61       1.6 %
Average Diluted Shares Outstanding (2)      138,368          149,433      (7.4)%
Capital Expenditures                        131,719          121,480       8.4 %
-------------------------------------------------------------------------------

Telephone Access Lines                    2,313,626        2,376,118      (2.6)%
Long Distance Lines (3)                   1,067,817          931,761      14.6 %
DSL Connections                             142,575           83,465      70.8 %
--------------------------------------------------------------------------------
  (1) These results include adjustments for nonrecurring items and other non-GAAP financial measures. A reconciliation of these items to comparable GAAP measures is included in the attached financial schedules.

  (2) Diluted earnings per share and average diluted shares outstanding reflect the application of a change in accounting related to the effect of contingent convertible debt on the diluted earnings per share calculation. Prior periods have been restated to reflect this change in accounting.

  (3) In first quarter 2004, the Company began reporting long distance units on a line basis instead of a customer basis. Fourth quarter 2003 has been restated on a line basis to ensure period-to-period comparability.
--------------------------------------------------------------------------------

"CenturyTel achieved record broadband subscriber growth as we added nearly 22,000 DSL connections in the fourth quarter," Glen F.
Post, III, chairman and chief executive officer, said. "Our focus on bundled offerings and delivering quality broadband solutions that provide our customers flexibility and choice resulted in full year DSL subscriber growth of nearly 71% as we ended 2004 with more than 142,000 DSL connections."
--------------------------------------------------------------------------------
     Operating revenues, excluding nonrecurring items, rose to $606.2 million in fourth quarter 2004 from $601.1 million in fourth quarter 2003. Revenue increases resulted primarily from approximately $21 million of aggregate incremental revenues generated by the regional fiber transport operations acquired during 2003, data revenue growth primarily from DSL subscribers, continued long distance subscriber growth and increased enhanced calling feature penetration. These increases more than offset revenue declines of $17 million attributable to lower intrastate toll revenues, universal service funding, and the effect of access line losses.

     Operating expenses, excluding nonrecurring items, increased 2.0% to $416.6 million from $408.6 million in fourth quarter 2003, due primarily to costs associated with the fiber assets acquired during 2003 and DSL subscriber growth.

     Operating cash flow, excluding nonrecurring items, was $318.9 million. CenturyTel achieved an operating cash flow margin, excluding nonrecurring items, of 52.6% during the quarter versus 53.2% in fourth quarter 2003.

     Net income, excluding nonrecurring items, was $85.1 million compared to $89.3 million in fourth quarter 2003. Diluted earnings per share, excluding nonrecurring items, was $.62 in fourth quarter 2004, a 1.6% increase over the $.61 in fourth quarter 2003.

     "Data revenue growth of 12.8% for the fourth quarter and 12.7% for full year 2004 reflects our customers' strong demand for broadband solutions. Additionally, we continued to invest in our broadband networks during the year to deliver advanced communications solutions. At year end 2004, nearly 71% of our access lines were DSL-enabled. Also, we upgraded our LightCore fiber optic network to offer IP services to our wholesale and enterprise customers," Post said.

     For the year 2004, operating revenues, excluding nonrecurring items, increased to $2.411 billion from $2.366 billion in 2003, a 1.9% increase. Operating cash flow, excluding nonrecurring items, was $1.258 billion for 2004 compared to $1.255 billion a year ago. Net income, excluding nonrecurring items, decreased 3.8% to $332.8 million from $345.8 million in 2003, while diluted earnings per share increased to $2.38 from $2.36 in 2003. Fourth quarter and full year 2004 diluted earnings per share reflect reductions of approximately $.01 and $.035, respectively, due to the recently adopted accounting change in the calculation of earnings per share for contingent convertibles. Prior periods have been restated to reflect this accounting change.

     Under generally accepted accounting principles (GAAP), net income for fourth quarter 2004 was $84.5 million compared to $82.4 million for fourth quarter 2003. Diluted earnings per share for fourth quarter 2004 was $.62 compared to $.56 for fourth quarter 2003. Fourth quarter 2004 results reflect an after-tax $616,000 charge for the impairment of a non-operating investment. Fourth quarter 2003 results were negatively impacted by $6.8 million of aggregate after-tax adjustments for operating taxes and interest associated with various operating tax audits and the related revenue effect, as well as other nonrecurring items detailed in the accompanying financial information.

     For the year 2004, prepared in accordance with GAAP, the Company reported net income of $337.2 million, or $2.41 per diluted share, compared to net income of $344.7 million, or $2.35 per diluted share, for the year 2003. The 2004 results included a favorable $4.4 million net after-tax for an adjustment for over-depreciated assets and the related revenue effect and for an adjustment for the impairment of a non-operating investment. The 2003 results included adjustments for operating taxes and interest costs associated with various operating tax audits, as well as other nonrecurring items detailed in the accompanying financial information.

     Other Information. Earlier today the Company announced that its Board had approved a $200 million share repurchase program and a definitive agreement to purchase for $65 million in cash certain metro fiber assets from KMC Telecom Holdings, Inc.

     Guidance for 2005. As previously announced, CenturyTel expects 2005 diluted earnings per share to be negatively impacted $.05 to $.07 due to lower universal service funding. We also expect our satellite entertainment and wireless service initiatives to negatively impact diluted earnings per share an additional $.04 to $.07. CenturyTel believes the Company can continue to drive revenue growth primarily from the further penetration of its bundled offerings and continued expansion in its fiber business. Giving effect to these expectations, the incremental amortization expense related to the new billing and customer care system, the anticipation of continued access line declines and the estimated $.03 impact from the change in accounting for stock options, CenturyTel expects 2005 diluted earnings per share to be in the range of $2.20 to $2.35.

     For first quarter 2005, CenturyTel expects total revenues of $585 to $595 million and diluted earnings per share of $.53 to $.57. The anticipated decline in revenues from fourth quarter 2004 is primarily due to a network access revenue settlement during the fourth quarter that increased revenue approximately $8 million.

     These outlook figures assume the successful mitigation of the dilutive effect of the $500 million in Equity Units currently scheduled to settle in May 2005, and exclude nonrecurring items, any costs associated with transactions related to the Equity Units, share repurchases, future mergers, acquisitions, divestitures or other similar business transactions.

     Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow and adjustments to GAAP measures to exclude the effect of nonrecurring items. In addition to providing key metrics for management to evaluate the Company's performance, we believe these measurements assist readers in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial statements. Reconciliations of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company's Web site at www.centurytel.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

     Investor Call. As previously announced, CenturyTel's management will host a conference call at 10:30 a.m. Central Time today. Interested parties can access the call by dialing 888.535.2555. The call will be accessible for replay through February 9, 2005, by calling 888.266.2081 and entering the conference ID number 624572. Investors can also listen to CenturyTel's earnings conference call and replay by accessing the Investor Relations portion of the Company's Web site at www.centurytel.com prior to February 23, 2005.


     In addition to historical information, this release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Company. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry; the Company's ability to effectively manage its growth, including integrating newly-acquired businesses into the Company's operations and hiring adequate numbers of qualified staff; possible changes in the demand for, or pricing of, the Company's products and services; the Company's ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the Company's ability to successfully take steps to mitigate the dilutive effect of the $500 million of Equity Units currently scheduled to settle in May 2005; the Company's ability to collect its receivables from financially troubled communications companies; other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission; and the effects of more general factors such as changes in interest rates, in accounting policies or practices, in operating, medical or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to the Company's business are described in greater detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2003. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The information contained in this release is as of February 3, 2005. The Company undertakes no obligation to update any of its forward-looking statements.

     CenturyTel, Inc. (NYSE: CTL) provides a full range of local, long distance, Internet and broadband services to consumers in 22 states. Included in the S&P 500 Index, CenturyTel is a leading provider of integrated communications services to rural areas and smaller cities in the United States. Visit CenturyTel at www.centurytel.com.

                               * * * * * * * * *

                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                  THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
                                   (UNAUDITED)


                              Three months ended December 31, 2004   Three months ended December 31, 2003
                              -------------------------------------  -------------------------------------
                                                        As adjusted                            As adjusted               Increase
                                             Less        excluding                   Less       excluding               (decrease)
                                             non-          non-                      non-         non-      Increase     excluding
In thousands, except per           As      recurring     recurring        As      recurring     recurring  (decrease)   nonrecurring
 share amounts                  reported     items         items       reported     items         items    as reported     items
                              ------------ ---------    -----------  ------------ ---------    ----------- -----------  ------------
OPERATING REVENUES
   Local service              $    178,035                  178,035       178,056                  178,056    (0.0%)        (0.0%)
   Network access                  242,017                  242,017       254,155     1,500 (3)    252,655    (4.8%)        (4.2%)
   Long distance                    46,938                   46,938        42,916                   42,916     9.4%          9.4%
   Data                             72,410                   72,410        64,182                   64,182    12.8%         12.8%
   Fiber transport and CLEC         19,543                   19,543        14,580                   14,580    34.0%         34.0%
   Other                            47,291                   47,291        48,714                   48,714    (2.9%)        (2.9%)
                              ------------ ---------    -----------  ------------ ---------    -----------
                                   606,234         -        606,234       602,603     1,500        601,103     0.6%          0.9%
                              ------------ ---------    -----------  ------------ ---------    -----------

OPERATING EXPENSES
   Cost of services
    and products                   192,638                  192,638       187,197                  187,197     2.9%          2.9%
   Selling, general and
    administrative                  94,676                   94,676       101,452     7,500 (3)     93,952    (6.7%)         0.8%
   Depreciation and
    amortization                   129,304                  129,304       127,493                  127,493     1.4%          1.4%
                              ------------ ---------    -----------  ------------ ---------    -----------
                                   416,618         -        416,618       416,142     7,500        408,642     0.1%          2.0%
                              ------------ ---------    -----------  ------------ ---------    -----------

OPERATING INCOME                   189,616         -        189,616       186,461    (6,000)       192,461     1.7%         (1.5%)

OTHER INCOME (EXPENSE)
   Interest expense                (53,245)                 (53,245)      (60,842)   (7,500)(3)    (53,342)  (12.5%)        (0.2%)
   Income from unconsolidated
    cellular entity                    953                      953         1,265                    1,265   (24.7%)       (24.7%)
   Other income (expense)             (268)   (1,000)(1)        732         3,188     3,000 (4)        188  (108.4%)       289.4%
   Income tax expense              (52,567)      384 (2)    (52,951)      (47,630)    3,675 (5)    (51,305)   10.4%          3.2%
                              ------------ ---------    -----------  ------------ ---------    -----------
NET INCOME                    $     84,489      (616)        85,105        82,442    (6,825)        89,267     2.5%         (4.7%)
                              ============ =========    ===========  ============ =========    ===========

BASIC EARNINGS PER SHARE      $       0.63      0.00           0.64          0.57     (0.05)          0.62    10.5%          3.2%
DILUTED EARNINGS PER SHARE    $       0.62      0.00           0.62          0.56     (0.05)          0.61    10.7%          1.6%

SHARES OUTSTANDING
   Basic                           133,324                  133,324       144,204                  144,204    (7.5%)        (7.5%)
   Diluted                         138,368                  138,368       149,433                  149,433    (7.4%)        (7.4%)

DIVIDENDS PER COMMON SHARE    $     0.0575                   0.0575         0.055                    0.055     4.5%          4.5%


NONRECURRING ITEMS
   (1) - Impairment of nonoperating investment.
   (2) - Tax effect of item (1).
   (3) - Operating taxes, including related revenue effect, and interest associated with various operating tax audits.
   (4) - Reversal of costs previously accrued to defend unsolicited takeover proposal.
   (5) - Tax effect of items (3) and (4).

                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                 TWELVE MONTHS ENDED DECEMBER 31, 2004 AND 2003
                                   (UNAUDITED)

                              Twelve months ended December 31, 2004  Twelve months ended December 31, 2003
                              -------------------------------------  -------------------------------------
                                                        As adjusted                            As adjusted               Increase
                                              Less       excluding                   Less       excluding               (decrease)
                                              non-          non-                     non-          non-      Increase    excluding
In thousands, except per            As     recurring     recurring         As     recurring     recurring   (decrease)  nonrecurring
 share amounts                   reported    items         items        reported    items         items    as reported     items
                              ------------ ---------    -----------  ------------ ---------    ----------- -----------  ------------
OPERATING REVENUES
   Local service              $    716,028                  716,028       712,565                  712,565      0.5%          0.5%
   Network access                  966,011    (3,091)(1)    969,102     1,001,462     1,500 (4)    999,962     (3.5%)        (3.1%)
   Long distance                   186,997                  186,997       173,884                  173,884      7.5%          7.5%
   Data                            275,777      (422)(1)    276,199       244,998                  244,998     12.6%         12.7%
   Fiber transport and CLEC         74,409                   74,409        43,041                   43,041     72.9%         72.9%
   Other                           188,150                  188,150       191,660                  191,660     (1.8%)        (1.8%)
                              ------------ ---------    -----------  ------------  --------    -----------
                                 2,407,372    (3,513)     2,410,885     2,367,610     1,500      2,366,110      1.7%          1.9%
                              ------------ ---------    -----------  ------------  --------    -----------

OPERATING EXPENSES
   Cost of services
     and products                  755,413                  755,413       739,210                  739,210      2.2%          2.2%
   Selling, general
     and administrative            397,102                  397,102       374,352     2,541 (4)    371,811      6.1%          6.8%
   Depreciation and
     amortization                  500,904   (13,221)(1)    514,125       503,652                  503,652     (0.5%)         2.1%
                              ------------ ---------    -----------  ------------  --------    -----------
                                 1,653,419   (13,221)     1,666,640     1,617,214     2,541      1,614,673      2.2%          3.2%
                              ------------ ---------    -----------  ------------  --------    -----------

OPERATING INCOME                   753,953     9,708        744,245       750,396    (1,041)       751,437      0.5%         (1.0%)

OTHER INCOME (EXPENSE)
   Interest expense               (211,051)                (211,051)     (226,751)   (7,500)(4)   (219,251)    (6.9%)        (3.7%)
   Income from unconsolidated
     cellular entity                 7,067                    7,067         6,160                    6,160     14.7%         14.7%
   Other income (expense)           (2,597)   (2,500)(2)        (97)        2,154     3,000 (5)       (846)  (220.6%)       (88.5%)
   Income tax expense             (210,128)   (2,767)(3)   (207,361)     (187,252)    4,466 (6)   (191,718)    12.2%          8.2%
                              ------------ ---------    -----------  ------------  --------    -----------

NET INCOME                    $    337,244     4,441        332,803       344,707    (1,075)       345,782     (2.2%)        (3.8%)
                              ============ =========    ===========  ============  ========    ===========

BASIC EARNINGS PER SHARE      $       2.45      0.03           2.42          2.40     (0.01)          2.41      2.1%          0.4%
DILUTED EARNINGS PER SHARE    $       2.41      0.03           2.38          2.35     (0.01)          2.36      2.6%          0.8%

SHARES OUTSTANDING
   Basic                           137,215                  137,215       143,583                  143,583     (4.4%)        (4.4%)
   Diluted                         142,144                  142,144       148,779                  148,779     (4.5%)        (4.5%)

DIVIDENDS PER COMMON SHARE    $     0.2300                   0.2300         0.220                    0.220      4.5%          4.5%

NONRECURRING ITEMS
   (1) - Adjustment for overdepreciated assets, including related revenue effect.
   (2) - Impairment of nonoperating investment.
   (3) - Tax effect of items (1) and (2).
   (4) - Includes (i) operating taxes ($7.5 million), net of related revenue effect ($1.5 million), and interest cost ($7.5 million) associated with various operating tax audits and (ii) partial recovery of amounts previously written off in connection with WorldCom bankruptcy
         ($4.9 million).
   (5) - Reversal of costs previously accrued to defend unsolicited takeover proposal.
   (6) - Net out of period income tax adjustments ($2.5 million credit), net of tax effect of items (4) and (5).

                                CenturyTel, Inc.
                           CONSOLIDATED BALANCE SHEETS
                     DECEMBER 31, 2004 AND DECEMBER 31, 2003
                                   (UNAUDITED)

                                                     December 31,     December 31,
                                                         2004            2003
                                                    -------------    -------------
                                                           (in thousands)
                  ASSETS
CURRENT ASSETS
   Cash and cash equivalents                        $     167,215          203,181
   Other current assets                                   252,632          259,758
                                                    -------------    -------------
        Total current assets                              419,847          462,939
                                                    -------------    -------------

NET PROPERTY, PLANT AND EQUIPMENT
   Property, plant and equipment                        7,431,017        7,184,155
   Accumulated depreciation                            (4,089,616)      (3,728,674)
                                                    -------------    -------------
        Net property, plant and equipment               3,341,401        3,455,481
                                                    -------------    -------------

INVESTMENTS AND OTHER ASSETS
   Goodwill                                             3,433,864        3,425,001
   Other                                                  601,841          552,431
                                                    -------------    -------------
        Total investments and other assets              4,035,705        3,977,432
                                                    -------------    -------------

TOTAL ASSETS                                        $   7,796,953        7,895,852
                                                    =============    =============


            LIABILITIES AND EQUITY
CURRENT LIABILITIES
   Current maturities of long-term debt             $     249,617           72,453
   Other current liabilities                              442,001          398,930
                                                    -------------    -------------
        Total current liabilities                         691,618          471,383

LONG-TERM DEBT                                          2,762,019        3,109,302
DEFERRED CREDITS AND OTHER LIABILITIES                    933,551          836,651
STOCKHOLDERS' EQUITY                                    3,409,765        3,478,516
                                                    -------------    -------------

TOTAL LIABILITIES AND EQUITY                        $   7,796,953        7,895,852
                                                    =============    =============


                                CenturyTel, Inc.
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                   (UNAUDITED)

                                                   Three months ended December 31, 2004       Three months ended December 31, 2003
                                                 ----------------------------------------   ----------------------------------------
                                                                              As adjusted                                As adjusted
                                                                   Less        excluding                      Less        excluding
                                                                   non-          non-                         non-           non-
                                                      As         recurring     recurring         As         recurring     recurring
In thousands                                       reported        items         items        reported        items         items
                                                 -----------    ----------    -----------   -----------    ----------    -----------
Operating cash flow and cash flow margin
   Operating income                              $   189,616             -        189,616       186,461        (6,000)(2)   192,461
   Add:  Depreciation and amortization               129,304             -        129,304       127,493                     127,493
                                                 -----------    ----------    -----------   -----------    ----------    ----------
   Operating cash flow                           $   318,920             -        318,920       313,954        (6,000)      319,954
                                                 ===========    ==========    ===========   ===========    ==========    ===========

   Revenues                                      $   606,234             -        606,234       602,603         1,500 (2)   601,103
                                                 ===========    ==========    ===========   ===========    ==========    ===========
   Operating income margin (operating income
    divided by revenues)                               31.3%                        31.3%         30.9%                       32.0%
                                                 ===========                  ===========   ===========                  ===========

   Operating cash flow margin (operating cash
    flow divided by revenues)                          52.6%                        52.6%         52.1%                       53.2%
                                                 ===========                  ===========   ===========                  ===========

Free cash flow (prior to debt service
 requirements and dividends)
   Net income                                    $    84,489          (616)(1)     85,105        82,442        (6,825)(3)    89,267
   Add:  Depreciation and amortization               129,304             -        129,304       127,493             -       127,493
   Less:  Capital expenditures                      (131,719)            -       (131,719)     (121,480)            -      (121,480)
                                                 -----------    ----------    -----------   -----------    ----------    -----------
   Free cash flow                                $    82,074          (616)        82,690        88,455        (6,825)       95,280
                                                 ===========    ==========    ===========   ===========    ==========    ===========

   Free cash flow                                     82,074                                     88,455
   Income from unconsolidated
    cellular entity                                     (953)                                    (1,265)
   Deferred income taxes                              (1,034)                                    60,684
   Changes in current assets and
    current liabilities                               12,430                                     32,553
   Increase in other noncurrent assets                (5,240)                                    (5,248)
   Decrease in other noncurrent
    liabilities                                       (1,524)                                    (1,361)
   Retirement benefits                                 3,954                                    (40,336)
   Other, net                                         (1,389)                                   (15,420)
   Add:  Capital expenditures                        131,719                                    121,480
                                                 -----------                                -----------
   Net cash provided by
    operating activities                         $   220,037                                    239,542
                                                 ===========                                ===========

NONRECURRING ITEMS
   (1) - Impairment of nonoperating investment (presented on an after-tax basis).
   (2) - Operating taxes ($7.5 million), net of revenue effect ($1.5 million), associated with various operating tax audits.
   (3) - Includes (i) interest cost ($4.9 million after-tax) related to operating tax audits; (ii) benefit from reversal of costs previously accrued to defend unsolicited takeover proposal ($2.0 million after-tax); and (iii) after tax effect of item (2).

                                CenturyTel, Inc.
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                   (UNAUDITED)

                                                   Twelve months ended December 31, 2004      Twelve months ended December 31, 2003
                                                 ----------------------------------------   ----------------------------------------
                                                                              As adjusted                                As adjusted
                                                                   Less        excluding                      Less        excluding
                                                                   non-           non-                         non-          non-
                                                      As         recurring     recurring         As        recurring     recurring
 In thousands                                      reported        items         items        reported       items         items
                                                 -----------    ----------    -----------   -----------    ----------    -----------
Operating cash flow and cash flow margin
   Operating income                              $  753,953          9,708 (1)    744,245       750,396        (1,041)(3)   751,437
   Add:  Depreciation and amortization              500,904        (13,221)(1)    514,125       503,652                     503,652
                                                 -----------    ----------    -----------   -----------    ----------    -----------
   Operating cash flow                           $ 1,254,857        (3,513)     1,258,370     1,254,048        (1,041)    1,255,089
                                                 ===========    ==========    ===========   ===========    ==========    ===========

   Revenues                                      $ 2,407,372        (3,513)(1)  2,410,885     2,367,610         1,500 (3) 2,366,110
                                                 ===========    ==========    ===========   ===========    ==========    ===========

   Operating income margin (operating income
    divided by revenues)                               31.3%                        30.9%         31.7%                       31.8%
                                                 ===========                  ===========   ===========                  ===========
   Operating cash flow margin (operating cash
    flow divided by revenues)                          52.1%                        52.2%         53.0%                       53.0%
                                                 ===========                  ===========   ===========                  ===========

Free cash flow (prior to debt service
 requirements and dividends)
   Net income                                    $   337,244         4,441 (2)    332,803       344,707        (1,075)(4)   345,782
   Add:  Depreciation and amortization               500,904       (13,221)(1)    514,125       503,652             -       503,652
   Less:  Capital expenditures                      (385,316)            -       (385,316)     (377,939)            -      (377,939)
                                                 -----------    ----------    -----------   -----------    ----------    -----------
   Free cash flow                                $   452,832        (8,780)       461,612       470,420        (1,075)      471,495
                                                 ===========    ==========    ===========   ===========    ==========    ===========

   Free cash flow                                $   452,832                                    470,420
   Income from unconsolidated
    cellular entity                                   (7,067)                                    (6,160)
   Deferred income taxes                              74,374                                    128,706
   Changes in current assets and
    current liabilities                               58,322                                    160,984
   Increase in other noncurrent assets               (31,714)                                   (23,528)
   Decrease in other noncurrent liabilities           (6,220)                                    (6,151)
   Retirement benefits                                26,954                                    (14,739)
   Other, net                                          3,034                                    (19,507)
   Add:  Capital expenditures                        385,316                                    377,939
                                                 -----------                                -----------
   Net cash provided by operating activities     $   955,831                                  1,067,964
                                                 ===========                                ===========

NONRECURRING ITEMS
   (1) - Adjustment for overdepreciated assets, including related revenue effect (presented on a pre-tax basis).
   (2) - Adjustment for overdepreciated assets, including related revenue effect, and impairment of nonoperating investment (presented on an after-tax basis).
   (3) - Operating taxes ($7.5 million), net of related revenue effect ($1.5 million), associated with various operating tax audits, net of partial recovery of amounts previously written off in connection with WorldCom bankruptcy ($4.9 million).
   (4) - Includes (i) interest cost ($4.9 million after-tax) related to operating tax audits; (ii) benefit from reversal of costs previously accrued to defend unsolicited takeover proposal ($2.0 million after-tax); (iii) net out of period income tax adjustments ($2.5 million credit); and (iv) after-tax effect of item (3).